SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               EMCOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                EMCOR GROUP, INC.
                                301 Merritt Seven
                           Norwalk, Connecticut 06851

--------------------------------------------------------------------------------
                            NOTICE OF SPECIAL MEETING
--------------------------------------------------------------------------------


To the Stockholders of EMCOR Group, Inc.

         A Special Meeting of Stockholders of EMCOR Group, Inc. (the "Company") will be held at the offices of the Company, 301 Merritt Seven, Norwalk, Connecticut 06851, on January 27, 2006 at 10:00 A.M. (local time) for the following purposes:

         1. To approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 30,000,000 to 80,000,000 shares.

         2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on December 27, 2005 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

         YOUR ATTENTION IS RESPECTFULLY DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            Sheldon I. Cammaker
                                            SECRETARY

Norwalk, Connecticut
December 29, 2005

                                EMCOR GROUP, INC.

                                 PROXY STATEMENT

           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 27, 2006
--------------------------------------------------------------------------------


         The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 A.M. (local time) on January 27, 2006 at the offices of the Company, 301 Merritt Seven, Norwalk, Connecticut 06851 and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to the Secretary of the Company, or by attending the Special Meeting and voting in person. Unless otherwise specified, the proxies from holders of the Company's Common Stock, par value $.01 per share ("Common Stock"), will be voted in favor of the proposal set forth in the Notice of Special Meeting.

         As of December 27, 2005, the Company had outstanding 15,551,883 shares of Common Stock. Only stockholders of record of Common Stock at the close of business on December 27, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock entitles the holder to one vote at the Special Meeting. The mailing address of the principal executive office of the Company is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to stockholders is December 29, 2005.

         On December 15, 2005, the Company's Board of Directors unanimously adopted a resolution declaring it advisable to amend Article Fourth of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Certificate of
Incorporation from 30,000,000 to 80,000,000. The proposed amendment to effectuate the increase in the Company's authorized Common Stock is attached hereto as Appendix A (the "Amendment").

         The Common Stock was the only voting security of the Company outstanding and entitled to vote on the Record Date. The holders of record of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Assuming the presence of a quorum at the Special Meeting, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for the adoption of the Amendment. With respect to an abstention from voting on the proposal and broker "non-votes," the shares will be considered present and entitled to vote at the Special Meeting for purposes of determining a quorum. A broker "non-vote" occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on the proposal. Accordingly, abstentions and broker "non-votes" will have the effect of a vote against the proposal.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         If approved by the stockholders, the proposed Amendment would increase the authorized Common Stock from 30,000,000 to 80,000,000 shares.

         The stockholders are being asked to vote in favor of the proposed Amendment. If the Amendment is approved, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. To the extent not used to effect the 2-for-1 stock split described below and not reserved for issuance in respect of equity based compensation plans and programs, the authorized but unissued shares of Common Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except as may be required by law or the applicable regulations of the New York Stock Exchange.

         The additional shares of authorized Common Stock, when issued, would have the same rights as privileges as the shares of Common Stock currently issued and outstanding.

         If the proposed Amendment is not approved by stockholders, the Amendment will not be adopted and the 2-for-1 stock split described below will not be implemented.

PURPOSES OF THE PROPOSED AMENDMENT

         The primary purpose of the proposed Amendment is to provide a sufficient number of shares of Common Stock to effect a 2-for-1 stock split in the form of a 100% stock distribution declared by the Board of Directors on December 15, 2005, subject to stockholder approval. Pursuant to the stock distribution, each stockholder of record on January 30, 2006 would be entitled to receive one additional share of Common Stock for each share of Common Stock held on January 30, 2006.

         Assuming stockholder approval of the Amendment, as of the Record Date, the Company would have 64,448,117 shares of Common Stock authorized and available for issuance. With respect to such shares authorized and available for issuance after giving effect to the Amendment, it is contemplated that 15,551,883 shares would be issued in respect of the 2-for-1 stock split and, in order to prevent dilution under the Company's equity based plans and programs, 2,541,476 shares would be added to the number currently reserved for issuance under such plans and programs, of which 1,264,935 shares would be issuable under stockholder approved plans programs and 1,276,541 shares would be issuable under plans and programs not approved by stockholders; therefore, leaving a net number of 43,813,282 shares of Common Stock authorized and available for future issuance.

         In order to have additional authorized but unissued shares of Common Stock available for issuance to meet business needs as they arise without the expense or delay of another special meeting of stockholders to approve additional authorized shares at that time, the Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock beyond the number necessary to effect the stock split and to be reserved for issuance under equity based plans and programs. Such business needs may include future stock dividends or splits, equity financings, acquisitions, adoption of new or modifying current employee benefit plans and other proper corporate purposes identified by the Board of Directors in the future. However, any future issuance of such shares of Common Stock of the Company would remain subject to separate stockholder approval if required by law or the applicable regulations of the New York Stock Exchange. Other than with respect to the planned 2-for-1 stock split and the increase of shares reserved for issuance under equity based compensation plans and programs discussed previously, the Company has no existing or proposed plans, agreements or understandings to issue, or reserve for issuance, any of the additional shares of Common Stock that would be authorized by the proposed Amendment.

OTHER POTENTIAL EFFECTS OF THE PROPOSED AMENDMENT

         There are numerous situations where the Company may issue additional shares of Common Stock without seeking stockholder approval. The issuance of additional shares of Common Stock, other than in connection with a stock split, could have a dilutive effect on earnings per share, voting power and holdings of current stockholders. Under the Company's Certificate of Incorporation, its stockholders do not have preemptive rights to subscribe for additional securities that may be issued by the Company. In addition, the proposed Amendment, could under certain circumstances, have an anti-takeover effect. However, the Board of Directors does not intend or view the increase in the authorized Common Stock as an anti-takeover measure, and the Board of Directors is not aware of any proposed or contemplated transaction of such type.

BOARD RECOMMENDATION

         The Board of Directors recommends a vote "FOR" the approval of the Amendment to the Certificate of Incorporation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth as of December 27, 2005, certain information regarding beneficial ownership of the Common Stock by each person or group known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock as of such date.

                                                       Amount and Nature         Percent
Name and Address of Beneficial Owner                of Beneficial Ownership       Owned
----------------------------------------------- ------------------------------------------
FMR Corp                                                  1,970,372(2)            13%
  82 Devonshire Street
  Boston, Massachusetts 02109

The TCW Group, Inc.                                       1,888,748(1)            12%
  86 South Figueroa Street
  Los Angeles, California 90017


--------------------------------------------------------------------------------
(1) Based on a Schedule 13G Information Statement filed by The TCW Group, Inc. ("TCW") on behalf of the TCW Business Unit, which consists of TCW and its direct and indirect subsidiaries. The Schedule 13G discloses that the TCW Business Unit has shared power to vote or direct the vote of 1,771,938 of such shares and has shared power to dispose or to direct the disposition of 1,888,748 shares.

(2) Based on a Schedule 13G Information Statement filed by FMR Corp. ("FMR"), Edward C. Johnson, 3rd ("Mr. Johnson") and Abigail P. Johnson (collectively, the "Reporting Persons"). The Schedule 13G Information Statement discloses that the Reporting Persons own beneficially 1,970,372 shares of Common Stock, have sole power to vote or to direct the vote of 20,500 of such shares, sole power to dispose or to direct the disposition of the 1,970,372 shares, and the interest of Fidelity Low Price Stock Fund in such shares amounted to 1,467,872 shares. The Schedule 13G also discloses that Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and an investment adviser, is the beneficial owner of 1,949,872 of such 1,970,372 shares as a result of acting as investment adviser to various investment companies, including Fidelity Low Price Fund, and that Mr. Johnson, Chairman of FMR, and FMR, through its control of Fidelity and certain investment companies, each has sole power to dispose of the 1,949,872 shares, that neither FMR nor Mr. Johnson has sole power to vote or direct the voting of such 1,949,872 shares, that Fidelity Management Trust Company ("FMT"), a subsidiary of FMR, is the beneficial owner of 20,500 of such 1,970,372 shares of Common Stock, that Mr. Johnson and FMR, through its control of FMT, each has sole dispositive power over the 20,500 shares and sole power to vote or to direct the voting of such 20,500 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth as of December 27, 2005, certain information regarding the beneficial ownership of the Common Stock by each of the Company's directors, its Chief Executive Officer, each of the other four most highly compensated executive officers of the Company, and all its directors and executive officers as a group. Except as otherwise noted, to the Company's knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

                                                            Amount and Nature of
Name of Beneficial Owner                                   Beneficial Ownership(1)      Percent
-------------------------------------------            ------------------------------------------
Frank T. MacInnis                                                  699,150(2)             4.5
Stephen W. Bershad                                                  65,994(3)              *
David A.B. Brown                                                    49,994(3)              *
Larry J. Bump                                                       32,894(3)              *
Albert Fried, Jr.                                                   65,494(3)              *
Richard F. Hamm, Jr.                                                44,994(3)              *
Michael T. Yonker                                                   34,327(3)              *
Anthony J. Guzzi                                                    46,244(2)              *
Sheldon I. Cammaker                                                139,701(2)              *
Leicle E. Chesser                                                  157,823(2)             1.0
R. Kevin Matz                                                      124,898(2)              *
All directors and executive officers as a group                  1,546,527(4)             9.9

--------------------------------------------------------------------------------
*     Represents less than 1%.

(1) The information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this table have been rounded.

(2) Includes in the case of Mr. MacInnis 549,107 shares, in the case of Mr. Guzzi 26,833 shares, in the case of Mr. Cammaker 128,778 shares, in the case of Mr. Chesser 128,778 shares, and in the case of Mr. Matz 108,853 shares, that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock option plans and programs. Also includes in the case of Mr. MacInnis 27,531 shares, in the case of Mr. Guzzi 12,500 shares, in the case of Mr. Cammaker 8,959 shares, in the case of Mr. Chesser 12,255 shares, and in the case of Mr. Matz 8,670 shares to be issued in respect of restricted stock units.

(3) Includes in the case of Mr. Bershad 50,994 shares, in the case of Mr. Brown 47,994 shares, in the case of Mr. Bump 32,894 shares, in the case of Mr. Fried 50,994 shares, in the case of Mr. Hamm 44,994 shares, and in the case of Mr. Yonker 34,327 shares, that may be acquired upon exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock options plans and programs for non-employee directors.

(4) Includes 1,282,633 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to the Company's stock options plans and programs and 76,842 shares to be issued in respect of restricted stock units.

                                  OTHER MATTERS

         STOCKHOLDER PROPOSALS. Stockholders' proposals must have been received by the Company at its headquarters in Norwalk, Connecticut on or before December 28, 2005 in order to be considered for inclusion in next year's Proxy Statement for the Annual Meeting of Stockholders.

         The Company's bylaws set forth advance notice provisions and procedures to be followed by stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board of Directors. A stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such stockholder's intent is given to the Secretary of the Company, not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

         A stockholder may nominate candidates for election to the Board of Directors at an annual meeting only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Company not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting, or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made. Each such notice must set forth certain background and other information specified in the bylaws.

         The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in the Company's proxy statement.

                                OTHER INFORMATION

         The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc. has been retained for solicitation of all brokers and nominees for a fee of $7,500, plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

         The Board of Directors is aware of no other matters that are to be presented to the stockholders for formal action at the Special Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          SHELDON I. CAMMAKER
                                          SECRETARY

December 29, 2005

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                EMCOR GROUP, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter referred to as the "Corporation") is EMCOR Group, Inc.

         2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

         "FOURTH. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Eighty One Million (81,000,000) shares, consisting of Eighty Million (80,000,000) shares of Common Stock, of a par value of $.01 per share, and One Million (1,000,000) shares of Preferred Stock, of a par value of $.10 per share, in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by resolution or resolutions of the Board of Directors for each series."

         3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed on _____________, 2006


                                         ----------------------------------
                                         Frank T. MacInnis
                                         Chairman of the Board of Directors

                                EMCOR GROUP, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 27, 2006

         The undersigned hereby appoints Frank T. MacInnis, Sheldon I. Cammaker and Leicle E. Chesser, and each of them with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of the stockholders of EMCOR Group, Inc. to be held at the offices of the Company, 301 Merritt Seven, Norwalk, Connecticut 06851, on January 27, 2006 at 10:00 A.M. (local time), and all adjournments thereof, as follows:

         PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         UNLESS  OTHERWISE  MARKED,  THE PROXIES ARE APPOINTED WITH AUTHORITY TO
VOTE  "FOR"   APPROVAL  OF  THE  AMENDMENT  TO  THE  RESTATED   CERTIFICATE   OF
INCORPORATION, AS AMENDED, OF EMCOR GROUP, INC.

(Continued and to be signed on the reverse side.)

                                             EMCOR GROUP, INC.
                                             P.O. BOX 11343
                                             NEW YORK, N.Y. 10203-0343


To change your address, please mark this box.   |_|

To include any comments, please mark this box.  |_|

                           o DETACH PROXY CARD HERE o




|_| SIGN, DATE AND RETURN THE                 |X|
    PROXY CARD PROMPTLY USING
    THE ENCLOSED ENVELOPE.           VOTES MUST BE INDICATED
                                     (X) IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE"FOR" ITEM 1.

                                                     FOR    AGAINST   ABSTAIN

  1. Approval of Amendment to the Restated           |_|      |_|       |_|
     Certificate of Incorporation, as
     amended, of EMCOR Group, Inc.

 ____
|
|
|


                             In their discretion to vote upon other matters that may properly come before the meeting. Please sign exactly as your name appears to the left.

                             When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                        |    Date    Share Owner sign here    Co-Owner sign here
                        |
                        |    ------  ----------------------   ------------------
                     ---
                             ------  ----------------------   ------------------